                                  (ATARI LOGO)
ATARI, INC.                                                FOR IMMEDIATE RELEASE
417 Fifth Avenue
New York, NY 10016
www.atari.com


                                              Contact:   Ryan Barr
                                                         Atari, Inc
                                                         212-726-6996
                                                         Ryan.Barr@atari.com

    ATARI REPORTS FISCAL 2005 SECOND QUARTER AND SIX-MONTH FINANCIAL RESULTS

   QUARTERLY NET REVENUE UP 18% YEAR-OVER-YEAR; PUBLISHING NET REVENUE UP 29%

NEW YORK - NOVEMBER 4, 2004 - Atari, Inc. (Nasdaq: ATAR), a leader in interactive entertainment, today announced financial results for the fiscal 2005 second quarter and six-month period ended September 30, 2004.

Net revenue for the second quarter ended September 30, 2004, increased 18% to $71.4 million compared to $60.6 million in the comparable year-earlier period. Publishing net revenue was up 29% to $58.0 million compared to $45.0 million in the prior September quarter, while distribution revenue was $13.4 million compared to $15.6 million in the comparable year-earlier quarter. Increased revenue for the period was driven by higher unit volume, better average selling prices and an increase in sales of higher priced console products. Additionally, sales were supported by the launch of Test Drive: Eve of Destruction (PS2 and Xbox), Dragon Ball Z: Buu's Fury (GBA), Terminator 3: The Redemption (PS2, Xbox and GameCube), Demon Stone (PS2) and Yu Yu Hakusho: Dark Tournament (PS2), as well as continued sales of DRIV3R (PS2 and Xbox), launched in the previous quarter.

Net loss for the quarter was $16.9 million, or $0.14 per share, compared with a net loss of $28.7 million, or $0.38 per share, in the year earlier period, before a $39.4 million, or $0.52 per share, one-time non-cash dividend relating to the Company's September 2003 recapitalization and public offering.
Including the $39.4 million dividend, loss attributable to common shareholders for the second quarter ended September 30, 2003, was $68.1 million, or $0.90 per share.

Net revenue for the six-month period ended September 30, 2004, was $181.7 million versus $211.9 million in the comparable year-earlier period.
Publishing net revenue was $157.7 million versus $180.6 million in the prior six-month period, while distribution revenue was $24.0 million versus $31.3 million in the comparable year-earlier period. Net loss for the six-month period was $4.8 million, or $0.04 per share, compared to net loss of $4.9 million, or $0.07 per share, in the year-earlier period, before the one-time non-cash dividend relating to the Company's September 2003 recapitalization and public offering. Including the $39.4 million dividend, or $0.54 per share, loss attributable to common shareholders for the six-month period ended September 30, 2003, was $44.3 million, or $0.61 per share.

Atari's product lineup for the remainder of fiscal 2005 is expected to include the following key releases, among many others:



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                                      -2-



* For the third quarter ending December 31, 2004: Axis & Allies (PC), Atari Anthology (PS2 and Xbox), Backyard Basketball (GBA), Dragon Ball Z:
Budokai 3 (PS2), Dragon Ball Z: Budokai 2 (GameCube), Duel Masters (PS2), Duel Masters 2: Kaijudo Showdown (GBA), Demon Stone (Xbox and PC), Godzilla: Save The Earth (PS2 and Xbox), RollerCoaster Tycoon 3 (PC), Sid Meier's Pirates!
(PC), and YuYu Hakusho: Tournament Tactics (GBA), and the Company's stand-alone, plug-and-play Atari Flashback Classic Game Console.

* For the fourth quarter ending March 31, 2005: Act of War: Direct Action (PC), Backyard Baseball 2006 (GBA), Dragon Ball Z: Sagas (PS2, Xbox and GameCube), and Dragonshard (PC).

"Our goal for the remainder of Fiscal 2005 is to focus on profitability through the strategic management of our catalogue of establish franchises, while keeping an eye toward the future growth of the industry," stated Bruno Bonnell, Chairman, CEO and Chief Creative Officer of Atari. "We are poised for expansion on to new platforms such as the Nintendo DS and Sony's PlayStation Portable, as well as the next generation of consoles from Sony, Microsoft and Nintendo. With a strong foothold among the mass-audience and hardcore gamers, Atari will continue to be an innovator in the entertainment industry and remains on track to grow profits, ultimately creating greater shareholder value."

For the 2005 fiscal third quarter ending December 31, 2004, Atari anticipates net revenue between $160 million and $175 million. The Company expects to report net income in the range of $15 million to $20 million, or $0.12 to $0.17 per share.

For the fiscal year ending March 31, 2005, Atari anticipates full-year net revenue between $450 million and $470 million. The Company anticipates net income and earnings per share in the range of $25 million to $30 million, or $0.20 to $0.25 per share, in line with its prior guidance.

On November 3, 2004, a subsidiary of IESA issued to Atari a secured note relating to royalty and other payments that were due to Atari by IESA or its subsidiaries during the period ended September 30, 2004. The secured note has a principal amount of $23.1 million, bears interest at market rate and will mature on March 31, 2005. Atari will reduce the sums due under the note by applying royalties and other amounts that become due by Atari to IESA or its subsidiaries, which will result in the prepayment of most if not all of the note prior to maturity.


ATARI WILL HOST A TELECONFERENCE WITH A SIMULTANEOUS WEBCAST AT 4:45 P.M. EASTERN TIME TODAY TO DISCUSS THE COMPANY'S SECOND QUARTER AND SIX-MONTH RESULTS. TO ACCESS THE TELECONFERENCE, PLEASE DIAL 1-800-299-0148 (DOMESTIC) OR 1-617-801-9711 (INTERNATIONAL), ACCESS CODE 96651539, OR LISTEN TO IT LIVE VIA THE INTERNET BY ACCESSING THE COMPANY'S WEB SITE (WWW.ATARI.COM). FOR THOSE UNABLE TO LISTEN TO THE LIVE BROADCAST, A REPLAY WILL BE AVAILABLE ON THE COMPANY'S WEB SITE OR BY DIALING 1-888-286-8010 (DOMESTIC) OR 1-617-801-6888 (INTERNATIONAL), PLAYBACK ACCESS CODE 76666404, BEGINNING APPROXIMATELY ONE HOUR AFTER THE CONCLUSION OF THE CALL AND AVAILABLE THROUGH NOVEMBER 9, 2004.


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                                      -3-




ABOUT ATARI

New York-based Atari, Inc. (Nasdaq: ATAR) develops interactive games for all platforms and is one of the largest third-party publishers of interactive entertainment software in the U.S. The Company's 1,000+ titles include hard-core, genre-defining games such as DRIV3R(TM), Enter the Matrix(TM), Neverwinter Nights(TM), Stuntman(TM), Test Drive(R), Unreal(R) Tournament 2004, and Unreal(R) Championship; and mass-market and children's games such as Backyard Sports(TM), Nickelodeon's Blue's Clues(TM) and Dora the Explorer(TM), Civilization(R), Dragon Ball Z(R) and RollerCoaster Tycoon(R). Atari, Inc. is a majority-owned subsidiary of France-based Infogrames Entertainment SA (Euronext
- ISIN: FR-0000052573), the largest interactive games publisher in Europe. For more information, visit www.atari.com.

SAFE HARBOR STATEMENT

With the exception of the historical information contained in this release, the matters described herein contain certain "forward-looking statements" that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. These statements are based on management's current expectations and assumptions and are naturally subject to uncertainty and changes in circumstances. We caution you not to place undue reliance upon any such forward-looking statements. Actual results may vary materially from those expressed or implied by the statements herein. Some of the factors which could cause our results to differ materially include the following: the loss of key customers, such as Wal-Mart, Best Buy and Target; fluctuations in the Company's quarterly net revenues and results of operations based on the seasonality of our industry; delays in product development and related product release schedules; maintaining relationships with leading independent video game software developers; adapting to the rapidly changing industry technology, including new console technology; maintaining or acquiring licenses to intellectual property; the termination or modification of our agreements with hardware manufacturers; and other factors described in our SEC filings, including our Annual Report on Form 10-K for the year ended March 31, 2004 and our quarterly reports on Form 10-Q.

The Company undertakes no duty to update any forward-looking statements to conform the statement to actual results or changes in the Company's expectations.

                               (Tables to Follow)

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                                      -4-



                          ATARI, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                   FOR THE THREE MONTHS             FOR THE SIX MONTHS
                                                                    ENDED SEPTEMBER 30,             ENDED SEPTEMBER 30,
                                                                -------------------------      ---------------------------
                                                                    2003           2004            2003            2004
                                                                -----------     ---------      -----------     -----------
                                                               (UNAUDITED)    (UNAUDITED)      (UNAUDITED)     (UNAUDITED)
Net revenues                                                    $  60,575       $  71,391       $ 211,933       $ 181,687
Cost of goods sold                                                 37,950          41,013         108,796          92,881
                                                                ---------       ---------       ---------       ---------
     Gross profit                                                  22,625          30,378         103,137          88,806
Selling and distribution expenses                                  13,804          15,356          33,932          33,008
General and administrative expenses                                 8,840          10,098          17,309          18,156
Research and development                                           23,576          18,914          45,805          36,046
Depreciation and amortization                                       1,996           2,615           3,946           5,381
                                                                ---------       ---------       ---------       ---------
     Operating (loss) income                                      (25,591)        (16,605)          2,145          (3,785)
Interest expense, net                                               3,716             527           6,762             701
Other (expense) income                                               (379)             14            (340)             33
                                                                ---------       ---------       ---------       ---------
     Loss before (benefit from) provision for income taxes        (29,686)        (17,118)         (4,957)         (4,453)
(Benefit from) provision for income taxes                            (955)           (227)            (18)            382
                                                                ---------       ---------       ---------       ---------
Net loss                                                        $ (28,731)      $ (16,891)      $  (4,939)      $  (4,835)
Dividend to parent                                                (39,351)             --         (39,351)             --
                                                                ---------       ---------       ---------       ---------
Loss attributable to common stockholders                        $ (68,082)      $ (16,891)      $ (44,290)      $  (4,835)
                                                                =========       =========       =========       =========
Basic and diluted loss attributable to
   common stockholders per share                                $   (0.90)      $   (0.14)      $   (0.61)      $   (0.04)
                                                                =========       =========       =========       =========
Basic and diluted weighted average shares outstanding              75,594         121,277          72,800         121,263
                                                                =========       =========       =========       =========

                          ATARI, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                               MARCH 31,    SEPTEMBER 30,
                                                                                                 2004           2004
                                                                                              ---------       ---------
                                                                                                             (UNAUDITED)
ASSETS
Current assets:
     Cash                                                                                     $   9,621       $     992
     Receivables, net                                                                            37,707          43,848
     Inventories, net                                                                            27,520          22,081
     Income taxes receivable                                                                      2,320           1,412
     Due from related parties                                                                     4,175          16,750
     Prepaid expenses and other current assets                                                   12,465          11,834
     Related party notes receivables                                                              8,571           7,254
                                                                                              ---------       ---------
          Total current assets                                                                  102,379         104,171
Property and equipment, net                                                                      13,267          10,892
Goodwill, net of accumulated amortization of $26,116 in both periods                             70,224          70,224
Other intangible assets, net of accumulated amortization of  $1,294 and $1,632, at
    March 31, 2004 and September 30, 2004, respectively                                           1,406           1,068
Other assets                                                                                      6,680           4,390
                                                                                              ---------       ---------
          Total assets                                                                        $ 193,956       $ 190,745
                                                                                              =========       =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                                                         $  37,837       $  39,013
     Accrued liabilities                                                                         15,886          20,978
     Royalties payable                                                                           14,481          13,723
     Income taxes payable                                                                           450             600
     Short-term deferred income                                                                   2,107              77
     Due to related parties                                                                       6,704           5,656
                                                                                              ---------       ---------
          Total current liabilities                                                              77,465          80,047
Deferred income                                                                                     555             516
Other long-term liabilities                                                                         873             765
                                                                                              ---------       ---------
          Total liabilities                                                                      78,893          81,328
                                                                                              ---------       ---------

Commitments and contingencies

Stockholders' equity:
   Preferred stock, $0.01 par value, 5,000 shares authorized, none issued or outstanding             --              --
   Common stock, $0.01 par value, 300,000 shares authorized, 121,231 and 121,279 shares
       issued and outstanding at March 31, 2004 and September 30, 2004, respectively              1,212           1,213
   Additional paid-in capital                                                                   735,964         736,017
   Accumulated deficit                                                                         (625,436)       (630,271)
   Accumulated other comprehensive income                                                         3,323           2,458
                                                                                              ---------       ---------
        Total stockholders' equity                                                              115,063         109,417
                                                                                              ---------       ---------
        Total liabilities and stockholders' equity                                            $ 193,956       $ 190,745
                                                                                              =========       =========

                               SUPPLEMENTAL TABLE

                                                Three Months Ended
                                                   September 30,
                                       --------------------------------------
                                            2003                  2004
                                       ----------------     -----------------
PUBLISHING REVENUE MIX

    PC                                     38.5%                27.2%
    PlayStation 2                          19.8%                36.2%
    PlayStation                             6.1%                 1.8%
    Xbox                                   12.9%                11.8%
    Game Boy                               13.7%                19.0%
    Game Cube                               9.0%                 4.0%


                               SUPPLEMENTAL TABLE

                                                 Six Months Ended
                                                   September 30,
                                       --------------------------------------
                                            2003                 2004
                                       ----------------    ------------------
PUBLISHING REVENUE MIX

    PC                                     26.8%               20.5%
    PlayStation 2                          32.0%               42.7%
    PlayStation                             4.5%                1.5%
    Xbox                                   17.7%               18.1%
    Game Boy                                9.3%               14.5%
    Game Cube                               9.7%                2.7%